                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      ----------
                                       FORM T-1
                                      ----------
                      STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                      ----------

                              FIRST UNION NATIONAL BANK
                 (Exact name of trustee as specified in its charter)

United States National Bank                      22-1147033
(State of incorporation if                       (I.R.S. employer
not a national bank)                              identification no.)

First Union National Bank
230 South Tryon Street, 9th Floor
Charlotte, North Carolina                        28288-1179
(Address of principal                            (Zip Code)
executive offices)

                                    Same as above
                                    -------------

                   (Name, address and telephone number, including
                      area code, of trustee's agent for service)

                         Park Place Entertainment Corporation
                 (Exact name of obligor as specified in its charter)

                                The State of Delaware

            (State or other jurisdiction of incorporation or organization)

                                      88-0400631
                         (I.R.S. employer identification no.)

                                         c/o
                                 Arthur M. Goldberg
                       President and Chief Executive Officer
                        Park Place Entertainment Corporation
                             3930 Howard Hughes Parkway
                                Las Vegas, NV 89109
            (Address, including zip code, of principal executive offices)

                                 --------------------

                              Senior Subordinated Notes

                         (Title of the indenture securities)

                   ------------------------------------------------

1. GENERAL INFORMATION. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

------------------------------------------------------------------------------

     Name                                              Address

------------------------------------------------------------------------------

Federal Reserve Bank of Richmond, VA              Richmond, VA

Comptroller of the Currency                       Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation                     Washington, D.C.

Federal Deposit Insurance Corporation             Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     (See Note 1 on Page 4.)


Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.  LIST OF EXHIBITS.

     All exhibits identified below are filed as a part of this statement of eligibility.

     1. A copy of the Articles of Association of First Union National Bank as now in effect (incorporated by reference from Exhibit 1 to Registration Statement No. 333-34181).

     2. A copy of the certificate of authority of the trustee to commence business (incorporated by reference from Exhibit 2 to Registration Statement No. 333-34181).

     3. A copy of the authorization of the trustee to exercise corporate trust powers (incorporated by reference from Exhibit 3 to Registration Statement No. 333-34181).

     4.   A copy of the existing By-laws of First Union National
          Bank (incorporated by reference from Exhibit 4 to Registration Statement No. 333-34181).

     5.   Inapplicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

     7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

     8.   Inapplicable.

     9.   Inapplicable.

                                         NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


                                      SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 12th day of January, 1999

                              FIRST UNION NATIONAL BANK
                              (trustee)


                              By: /s/ Donna Flanagan
                                 -------------------------
                                 Name:Donna Flanagan
                                      --------------
                                 Its: Vice President
                                      --------------


                                  CONSENT OF TRUSTEE

     Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Park Place Entertainment Corporation, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                              FIRST UNION NATIONAL BANK


                              By: /s/ Donna Flanagan
                                 -------------------------
                                 Name: Donna Flanagan
                                 --------------------
                                 Title:Vice President
                                 --------------------

Dated: January 12, 1999


Legal Title of Bank:     First Union National Bank     Call Date: 6/30/98  ST-BK:  37-0351   FFIEC 031
Address:                 Two First Union Center                                              Page RC-1
City, State, Zip:        Charlotte, NC  28288-0201
FDIC Certificate #:      33869

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                        C400
                                                                                Dollar Amount in Thousands  RCFD Bil Mil Thou
                                                                                -------------   ----------------------------
ASSETS                                                                                          /////////////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):. . . . . . . . .   /////////////////////////
     a.  Noninterest-bearing balances and currency and coin (1) . . . . . . . . . . . . . . .   0081             10,212,563    1.a.
     b.  Interest-bearing balances (2). . . . . . . . . . . . . . . . . . . . . . . . . . . .   0071              1,529,435    1.b.
 2. Securities:                                                                                 /////////////////////////
     a.  Held-to-maturity securities (from Schedule RC-B, column A) . . . . . . . . . . . . .   1754              1,994,665    2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D) . . . . . . . . . . . .   1773             37,427,525    2.b.
 3. Federal funds sold and securities purchased under agreements to resell. . . . . . . . . .   1350              7,551,730    3.
 4. Loans and lease financing receivables                                                       /////////////////////////
     a.  Loans and leases, net of unearned income (from Schedule RC-C). .RCFD 2122 133,841,290  ///////////////////////// 4.a.
     b.  LESS: Allowance for loan and lease losses. . . . . . . . . . . .RCFD 3123   1,856,548  ///////////////////////// 4.b.
     c.  LESS: Allocated transfer risk reserve. . . . . . . . . . . . . .RCFD 3128           0  ///////////////////////// 4.c.
     d.  Loans and leases, net of unearned income,                                                 /////////////////////////
         allowance, and reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . . . .   2125            131,984,742    4.d.
 5. Trading assets (from Schedule RC-D) . . . . . . . . . . . . . . . . . . . . . . . . . . .   3545              8,349,640    5.
 6. Premises and fixed assets (including capitalized leases). . . . . . . . . . . . . . . . .   2145              3,208,660    6.
 7. Other real estate owned (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . .   2150                127,757    7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).   2180                351,648    8.
 9. Customers' liability to this bank on acceptances outstanding. . . . . . . . . . . . . . .   2155              1,026,154    9.
10. Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . .   2143              5,215,196   10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2160              9,099,122   11.
12. Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . . . . . .   2170            218,078,837   12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     First Union National Bank                              Call Date: 6/30/98  ST-BK:  37-0351   FFIEC 031
Address:                 Two First Union Center                                                                       Page RC-1
City, State, Zip:        Charlotte, NC  28288-0201
FDIC Certificate #:      33869

Schedule RC--Continued

                                                                              Dollar Amount  in Thousands   Bil Mil Thou
                                                                              -------------  ---------------------------
LIABILITIES                                                                                    ///////////////////////
13.  Deposits:                                                                                 ///////////////////////
      a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E,  ///////////////////////
          part I). . . . . . . . . . . . . . . . . . . . . . . . .                             RCON 2200   131,541,691     13.a.
          (1)  Noninterest-bearing (1) . . . . . . . . . . . . . . RCON 6631       23,997,063  ///////////////////////     13.a.(1)
          (2)  Interest-bearing. . . . . . . . . . . . . . . . . . RCON 6636      107,544,628  ///////////////////////     13.a.(2)
      b.  In foreign offices, Edge and Agreement subsidiaries, and                             ///////////////////////
          IBFs (from Schedule RC-E, part II). . .  . . . . . . . . . . . . . . . . . . . . .   RCFN 2200     8,708,735     13.b.
          (1)  Noninterest-bearing . . . . . . . . . . . . . . . . RCFN 6631          400,989  ///////////////////////     13.b.(1)
          (2)  Interest-bearing. . . . . . . . . . . . . . . . . . RCFN 6636        8,307,746  ///////////////////////     13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase. . . . . . .   RCFD 2800    24,903,299     14.
15.   a.  Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . .   RCON 2840       772,252     15.a.
      b.  Trading liabilities (from Schedule RC-D) . . . . . . . . . . . . . . . . . . . . .   RCFD 3548     6,496,578     15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under                ///////////////////////
     capitalized leases):. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   ///////////////////////
      a.  With a remaining maturity of one year or less. . . . . . . . . . . . . . . . . . .   RCFD 2332    11,928,951     16.a.
      b.  With a remaining maturity of more than one year through three years. . . . . . . .   RCFD A547     1,260,353     16.b.
      c.  With a remaining maturity of more than three years . . . . . . . . . . . . . . . .   RCFD A548       775,219     16.c.
17.  Not applicable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   ///////////////////////
18.  Bank's liability on acceptances executed and outstanding. . . . . . . . . . . . . . . .   RCFD 2920     1,036,587     18.
19.  Subordinated notes and debentures (2) . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3200     3,501,546     19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2930     9,211,139     20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . . . . . . . . . . . .   RCFD 2948   200,136,350     21.
22.  Not applicable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   ///////////////////////
EQUITY CAPITAL                                                                                 ///////////////////////
23.  Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . .   RCFD 3838       160,540     23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3230       454,543     24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . . . . . . . . . . . .   RCFD 3839    13,206,354     25.
26.  a.   Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . .   RCFD 3632     3,553,449     26.a.
     b.   Net unrealized holding gains (losses) on available-for-sale securities . . . . . .   RCFD 8434       572,731     26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . .   RCFD 3284        (5,130)    27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . . . . . . . .   RCFD 3210    17,942,487     28.
29.  Total liabilities and equity capital (sum of items 21 and 28) . . . . . . . . . . . . .   RCFD 3300   218,078,837     29.


Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by independent                         Number
     external auditors as of any date during 1996. . . . . . . . . . . . . . . . . . . . . .   RCFD 6724  N/A     M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2)  Includes limited-life preferred stock and related surplus.

                                      6